UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 26, 2011

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Street, Suite 2400 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant's Certifying Accountant.

(a)            On October 26, 2011, TC PipeLines, LP (the “Partnership”) dismissed KPMG LLP, the Canadian member firm affiliated with KPMG International (“KPMG Canada”), as its principal independent accountant and engaged KPMG LLP, the United States member firm affiliated with KPMG International (“KPMG USA”).  The decision to change accountants was approved by the Audit Committee of the Board of Directors of the Partnership’s general partner, TC PipeLines GP, Inc. (the “General Partner”).

KPMG Canada’s reports on the Partnership’s financial statements for the fiscal years ended December 31, 2009 and December 31, 2010 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Partnership’s fiscal years ended December 31, 2009 and December 31, 2010 and through October 26, 2011, there were no disagreements between the Partnership and KPMG Canada on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG Canada, would have caused KPMG Canada to make reference to the subject matter of the disagreement in connection with its reports on the Partnership’s financial statements.

The Partnership has requested KPMG Canada to furnish a letter addressed to the Securities and Exchange Commission stating whether or not KPMG Canada agrees with the above statements. A copy of such letter, dated October 26, 2011 is filed as Exhibit 16.1 to this Form 8-K.

(b)           On October 26, 2011, the Audit Committee of the General Partner engaged KPMG USA as the new principal independent accountant to audit the Partnership’s financial statements for the fiscal year ending December 31, 2011.

At no time during the Partnership’s fiscal years ended December 31, 2009 and December 31, 2010 and through October 26, 2011did the Partnership consult with KPMG USA regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Partnership’s financial statements.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

16.1           Letter from KPMG LLP, dated October 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Annie C. Belecki Annie C. Belecki Assistant Secretary

Dated:  October 26, 2011

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from KPMG LLP dated October 26, 2011.